EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Scientific Industries, Inc. and Subsidiaries (the “Company”) of our report dated September 28, 2022, relating to the Company’s consolidated financial statements as of June 30, 2022 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Nussbaum Berg Klein & Wolpow, CPAs LLP

Melville, New York

June 23, 2023